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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Inland Real Estate Corporation:

         We consent to the use of our reports with respect to the financial statements of Inland Real Estate Corporation as of December 31, 1999 and 1998 and for the three-year period ended December 31, 1999, incorporated by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on From S-3.


                                                    /s/ KPMG LLP

Chicago, Illinois
December 6, 2000